Strategic Partners Asset Allocation Funds
Period ended 01/31/06
File number 811-08915

SUB-ITEM 77D

Policies With Respect to Security Investment


STRATEGIC PARTNERS ASSET ALLOCATION FUNDS

Strategic Partners Conservative Allocation Fund
Strategic Partners Moderate Allocation Fund
Strategic Partners Growth Allocation Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

SEPTEMBER 30, 2005

TO THE SHAREHOLDERS:

On June 23, 2005, at a regular meeting of the Board of Trustees of Strategic Partners Asset Allocation Funds (the Trust), the Trustees approved a new subadvisory agreement for certain segments (referred to as "sleeves") of each of the following portfolios of the Trust (each a Fund):

 Strategic Partners Conservative Allocation Fund (Conservative
Allocation Fund)

 Strategic Partners Moderate Allocation Fund (Moderate
Allocation Fund)

 Strategic Partners Growth Allocation Fund (Growth Allocation
Fund)

Prudential Investments LLC (the Funds' investment manager) has entered into the subadvisory agreement with Vaughan Nelson
Investment Management, L.P. with respect to the small/mid capitalization value equity sleeves of the Funds.

This information statement describes the circumstances surrounding the Board's approval of the new subadvisory agreement and provides you with an overview of its terms.
Prudential Investments LLC will continue as your Funds' investment manager. This information statement does not require any action by you. It is provided to inform you about the new subadviser.

By order of the Board,





DEBORAH A. DOCS
Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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STRATEGIC PARTNERS ASSET ALLOCATION FUNDS

Strategic Partners Conservative Allocation Fund
Strategic Partners Moderate Allocation Fund
Strategic Partners Growth Allocation Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077
(800) 225-1852

INFORMATION STATEMENT

SEPTEMBER 30, 2005

This information statement is being furnished to shareholders investing in the Strategic Partners Conservative Allocation Fund (Conservative Allocation Fund), Strategic Partners Moderate Allocation Fund (Moderate Allocation Fund) and Strategic Partners Growth Allocation Fund (Growth Allocation Fund and collectively, the Funds), each of which is a series of the Strategic Partners Asset Allocation Funds (the Trust), in lieu of a proxy statement, pursuant to the terms of an order granted to us by the Securities and Exchange Commission (SEC). The order permits the Trust's manager to hire new unaffiliated subadvisers and to make certain changes to existing subadvisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval.

The Trust is a management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Delaware statutory trust. The Trust's Trustees are referred to herein as the "Board," "Board Members" or "Trustees." The Trust's principal executive office is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. The Trust consists of three separate investment series. Each Fund has multiple sleeves each of which represents a different segment of the Trust's portfolio.

We are providing shareholders investing in the Funds as of August 12, 2005 with this information statement. This information statement relates to the approval by the Trustees of a new subadvisory agreement (the Subadvisory Agreement) between Prudential Investments LLC (PI or the Manager) and Vaughan Nelson Investment Management, L.P. (Vaughan Nelson) with respect to the small/mid capitalization value equity sleeves of each Fund .

A copy of the Subadvisory Agreement is attached hereto as Exhibit A.

Effective as of July 11, 2005, Vaughan Nelson joined EARNEST Partners LLC ("EARNEST") as an additional subadviser for the small/mid capitalization value equity sleeves (small/mid cap value equity sleeves) of each Fund. The existing subadvisory agreement between PI and EARNEST with respect to the small/mid cap value equity sleeves of each Fund will remain in place and EARNEST will continue to provide subadvisory services to the Funds. Vaughan Nelson initially assumed responsibility for managing approximately 29% of the sleeve for the Conservative Allocation Fund, 10% of the sleeve for the Moderate Allocation Fund, and 9% of the sleeve for the Growth Allocation Fund.

The Trust will pay for the costs associated with preparing and distributing this information statement. This information statement will be mailed on or about September 30, 2005.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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The Manager

PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the Trust's manager under a management agreement dated as of November 12, 1998. PI is a wholly owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. As of June 30, 2005, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $90.1 billion. Information concerning the Trust's current management arrangements can be found in Exhibit B. Information concerning officers of the Trust is set forth in Exhibit C.

Shareholder Reports

The Trust's most recent annual report for the fiscal year ended July 31, 2004 and the most recent semi-annual report for the period ending January 31, 2005 have been sent to shareholders, and may be obtained without charge by writing to the Trust at Gateway Center Three, 100 Mulberry Street, Newark,
New Jersey 07102-4077 or by calling (800) 225-1852 (toll free).

Shareholder Information

Information on share ownership of each class of the Funds is set forth in Exhibit E.

NEW SUBADVISORY AGREEMENT

On June 23, 2005, the Trustees, including the
Independent Trustees (within the meaning of the Investment Company Act) unanimously approved the Subadvisory Agreement and the recommendation by PI to appoint Vaughan Nelson as an additional subadviser to the Funds' small/mid cap value equity sleeves. The Trustees decided to appoint Vaughan Nelson after PI informed the Board that it expected EARNEST to reach its capacity limit for the Funds' small/mid cap value equity sleeves in the near future.

The Subadvisory Agreement contains terms and conditions similar to those of the subadvisory agreement with EARNEST, except as more fully described below under "Board Consideration of Subadvisory Agreement." See also "Terms of Subadvisory Agreement" below for a description of the new agreement. Vaughan Nelson renders investment advice to the Funds in accordance with the investment objective and policies of each Fund as established by the Board and also makes investment decisions to purchase and sell securities on behalf of the small/mid cap value equity sleeves of the Funds, subject to the supervision of PI. PI, not the Funds, pays an advisory fee to the subadvisers. Therefore, the addition of a new subadviser does not mean any change in advisory fees paid by the Funds.

Section 15 of the Investment Company Act requires that a majority of a mutual fund's outstanding voting securities approve the Funds' subadvisory agreements. However, on September 11, 1996, the SEC issued an order granting exemptive relief from certain requirements of Section 15 to PI and any future open-end management investment company managed by PI, provided that such investment company complies with the conditions of the order. According to the SEC's order, which is subject to a number of conditions, PI may enter into subadvisory agreements on behalf of certain funds without receiving prior shareholder approval.

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Board Consideration of Subadvisory Agreement:

Board Consideration of Vaughan Nelson (small/mid cap value equity sleeves)

At a regular in-person meeting of the Board held on June 23, 2005, at which all of the Trustees were in attendance (including all of the Independent Trustees), the Board considered whether the approval of a new subadvisory agreement with Vaughan Nelson was in the best interests of the Funds and their investors. The Board considered information indicating that the existing subadviser for the Funds' small/mid cap value equity sleeves was expected to reach its capacity limits in the near future, necessitating the selection of an additional subadviser for the sleeves. Before approving the new Subadvisory Agreement, the Trustees reviewed performance, compliance and organizational materials regarding Vaughan Nelson and received a formal presentation from the Manager at the June 23, 2005 meeting. Representatives of Vaughan Nelson participated in the discussions with the Trustees at the meeting.

In making the determination to appoint Vaughan Nelson as a subadviser to share subadvisory responsibilities with EARNEST for the Funds' small/mid cap value equity sleeves, the Trustees, including the Independent Trustees advised by independent legal counsel, considered the following information:

Nature, Quality and Extent of Services

The Board received and considered information regarding the nature and extent of services provided to the Funds by EARNEST under the current subadvisory agreement and those that would be provided to the Funds by Vaughan Nelson under the new subadvisory agreement. The Board considered PI's representation that the nature and extent of services under the existing and new agreements were generally similar in that EARNEST and Vaughan Nelson are each required to provide day-to-day portfolio management services and comply with all Trust policies and applicable rules and regulations.

With respect to the quality of services, the Board considered, among other things, the experience of Vaughan Nelson's portfolio management team. The Board met in-person with representatives of Vaughan Nelson and reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Funds' small/mid cap value equity sleeves. The Board was also provided with information pertaining to Vaughan Nelson's organizational structure, senior management, investment operations, and other relevant information pertaining to Vaughan Nelson. The Board noted that it received favorable compliance reports from the Trust's Chief Compliance Officer (CCO) as to Vaughan Nelson, summarizing his level of comfort from a compliance perspective with respect to the Manager's recommendation to hire Vaughan Nelson.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Funds' small/mid cap value equity sleeves by Vaughan Nelson and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by Vaughan Nelson under the new subadvisory agreements should be similar to the quality of similar services provided by EARNEST under the existing subadvisory agreement.

Performance of the Small/Mid Capitalization Value Equity

The Board received and considered information about the small/mid cap value equity sleeves' historical performance, noting that for the one-year, three-year and five-year time periods the small/mid cap value equity sleeves' returns outperformed the median of the group of funds that was most similar to the small/mid cap value equity sleeves (the "Peer Group"), as well as the appropriate benchmark. The funds included in the Peer Group are objectively determined solely by Lipper, Inc., an independent provider of investment company data.

The Board received and considered information regarding the performance of other investment companies managed by Vaughan Nelson utilizing an investment style and strategy similar to that proposed for the Funds' small/mid cap value equity sleeves, noting that Vaughan Nelson had generally outperformed the various benchmarks over the same time period. The Board recognized that past performance is not predictive of future results.

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Investment Subadvisory Fee Ra te

The Board considered the proposed subadvisory fee rate payable by the Manager to Vaughan Nelson under the proposed new subadvisory agreement, including, among other things, the fee rate payable to Vaughan Nelson by any other funds with investment objective similar to that of the Fund's small/mid cap value equity sleeves. As a result of the above considerations, the Board concluded that Vaughan Nelson's proposed subadvisory fee rate under the new subadvisory agreement was reasonable.

Subadviser's Profitabi lity

Because the engagement of Vaughan Nelson is new, there is no historical profitability with regard to its arrangements with the Funds. As a result, this factor was not considered by the Board.

Economies of Scale

The Board considered information about the potential of the Manager and Vaughan Nelson to experience economies of scale as the Funds' small/mid cap value equity sleeves grow in size.

The Board noted that the Manager's advisory fee rate and Vaughan
Nelson's proposed subadvisory fee rate each contained breakpoints, and, accordingly, each reflected the potential for shareholders to share in potential economies of scale as the Funds' small/mid cap value equity sleeves grow.

Other Benefits to the Subadviser or its Affiliates from Serving as Subadviser

The Board considered potential "fall-out" or ancillary benefits anticipated to be received by Vaughan Nelson and its affiliates as a result of Vaughan Nelson's relationship with the Trust. The Board concluded that any potential benefits to be derived by Vaughan Nelson included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with those generally derived by subadvisers to mutual funds.

The Board concluded that these reasons supported its selection of Vaughan Nelson and unanimously approved the Subadvisory
Agreement.

Information Concerning the New Subadviser

Vaughan Nelson is a Houston-based investment counseling firm, founded in 1970. Vaughan Nelson is a wholly owned subsidiary of IXIS Asset Management North America, L.P. and operates independently with its own proprietary research process and investment team. As of March 31, 2005, Vaughan Nelson had over $3.9 billion in assets under management. The address of Vaughan Nelson is 600 Travis Street, Suite 6300, Houston, Texas 77002.

Exhibit D contains information about the other mutual funds managed by Vaughan Nelson with investment objectives and strategies similar to those of the Funds. Exhibit D also lists the principal executive officers and directors of Vaughan Nelson.

Terms of the Subadvisory Agreement

The following summary of the Subadvisory Agreement is qualified in its entirety by reference to the copy of the Subadvisory
Agreement attached as Exhibit A to this information statement.

Under the Subadvisory Agreement, Vaughan Nelson is compensated by PI (and not the Funds) at an annual rate of the average daily net assets of the Funds as noted below. Under the existing subadvisory agreement, EARNEST is compensated by PI (and not the Funds) at an annual rate of the average daily net assets of the Funds as noted below. The subadvisory agreement between PI and EARNEST was last approved by the Trustees, including a majority of the Independent Trustees, on June 23, 2005.

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FUND/SLEEVE
Small/mid capitalization value equity sleeves of:
- Conservative Allocation Fund
- Moderate Allocation Fund
- Growth Allocation Fund

CURRENT SUBADVISER
EARNEST

CURRENT FEE
..40% on all assets

NEW SUBADVISER
Vaughan Nelson

NEW SUBADVISORYFEE
..40% to $250 million and
..35% over $250 million


The Subadvisory Agreement provides that, subject to PI and the Board of Trust ees' supervision, Vaughan Nelson is responsible for managing the investment operations of a portion of the Funds' applicable sleeves and for making investment decisions and placing orders to purchase and sell securities for such portion of the Funds, all in accordance with the investment objective and policies of the Funds as reflected in their current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, the new subadviser will provide PI with all books and records relating to the transactions it executes and render to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Funds, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Funds, (2) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Funds' management agreement with PI, and (3) the Subadvisory Agreement may be terminated at any time by Vaughan Nelson or PI on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Vaughan Nelson will not be liable for any act or omission in connection with its activities as subadviser to the Funds.

Shareholder Proposals

As a Delaware statutory trust, the Trust is not required to hold annual meetings of shareholders and the Trustees currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Funds must be received by the Funds a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Funds' proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.



Deborah A. Docs
Secretary

Dated: September 30, 2005

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EXHIBIT A

STRATEGIC PARTNERS ASSET ALLOCATION FUNDS

Small/Mid-Capitalization Value Equity Sleeves

Subadvisory Agreement

Agreement made as of this 6th day of July 2005 between Prudential Investments LLC (PI or the Manager), a New York limited liability company and Vaughan Nelson Investment
Management, L.P. (Vaughan Nelson or the Subadviser), a Delaware limited partnership.

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) with Strategic Partners Asset Allocation Funds, a Delaware business trust (the Fund) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940
Act), pursuant to which PI acts as Manager of the Fund; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment advisory services to the small/mid-capitalization value equity sleeves of the Fund and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Fund, referred to herein as the Fund) and to manage such portion of the Fund's portfolio as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Manager and the board of trustees of the Fund (the Board), the Subadviser shall provide investment management services to such portion of the Fund's portfolio, including the purchase, retention and disposition of securities therein, in accordance with the Fund's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i) The Subadviser shall provide investment advisory services for such portion of the Fund's portfolio as the Manager shall direct, and the Subadviser shall have discretion without prior consultation with the Manager to determine, from time to time, what investments and securities will be purchased, retained or, sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall, act in conformity with the copies of the Agreement and Declaration of Trust, By-Laws and Prospectus of the Fund and any procedures adopted by the Board applicable to the Fund including any amendments to those procedures (Board Procedures) provided to it by the Manager (the Fund Documents), comply with the instructions and directions of the Manager and of the Board, and co-operate with the Manager's (or its designee's) personnel responsible for monitoring the Fund's compliance. The Subadviser shall also comply at all times with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, including securities law. The Manager shall provide Subadviser, in a timely fashion, with copies of any updated Fund Documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund's portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the

A-1

Subadviser)) in accordance with the Fund's policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board may direct from time to time. In providing the Fund with investment advisory services, it is recognized that the Subadviser shall give primary consideration to securing best execution (which may not involve the most favorable commission). Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. In pursuing best execution, the Manager (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) who provide brokerage and/or research services, as such services are defined in
Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions effected by it as required by any applicable federal or state securities laws or regulations, including the 1940 Act, the 1934 Act and the Advisers Act. The Subadviser shall furnish to the Manager or the Board all information relating to the Subadviser's services under this Agreement reasonably requested by the Manager and the Board within a reasonable period of time after the Manager or the Board makes such request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

(v) The Subadviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the portion of the Fund's assets it manages. The Subadviser shall furnish the Manager with information concerning portfolio transactions each day and such other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Fund and discuss the management of the Fund with the Manager and the Board as either or both shall from time to time reasonably request.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Subject to the Subadviser's responsibility to the Fund, Manager agrees that Subadviser may give advice or exercise investment responsibility and take such other action with respect to other

A-2

individuals or entities which may differ from advice given to the Fund. Further, Manager acknowledges that the Subadviser, or its agent, or employees, or any of the accounts Subadviser advises, may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may or may not have an interest from time to time, whether such transactions involve the Fund or otherwise.

(vii) The Subadviser and Manager understand and agree that if the Manager manages the Fund in a "manager-of-managers" style, the Manager shall, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser,
(ii) periodically make recommendations to the Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(viii) The Subadviser acknowledges that the Manager and the Fund intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Fund with respect to transactions in securities for the Fund's portfolio or any other transactions of Fund assets.

(ix) The Subadviser shall provide the Manager a copy of Subadvisers Form ADV as filed with the Securities and Exchange
Commission (the Commission).

(b) The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser shall surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Fund's books and records maintained by the Subadviser shall be made available, within ten (10) business days of a written request, to the Fund's accountants or auditors during regular business hours at the Subadviser's offices. The Fund, the Manager or their respective authorized representatives shall have the right to copy any records in the Subadviser's possession that pertain to the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. The Subadviser agrees that the policies and procedures it has established for managing the Fund portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state laws and regulations governing the adviser/client relationship and management and operation of the Fund, shall be made available for inspection by the Fund, the Manager or their respective authorized representatives upon reasonable written request within not more than ten (10) business days.

(c) The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Manager and the Fund, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it maintains adequate compliance procedures in compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Manager and the Fund upon reasonable request. The Subadviser shall assure that its employees comply in all material respects with the provisions of
Section 16 of the 1934 Act, and to cooperate reasonably with the Manager for purposes of filing any required reports with the Commission or such other regulator having appropriate jurisdiction.

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(d)  The Subadviser shall furnish to the Manager copies of all records prepared in connection the maintenance of compliance procedures pursuant to paragraph 1(c) hereof as the Manager may reasonably request.

(e) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund's portfolio, subject to such reporting and other requirements as shall be established by the Manager.

(f) Upon reasonable request from the Manager, the Subadviser (through a qualified person) shall assist the valuation committee of the Fund or the Manager in valuing securities of the Fund as may be required from time to time, including the provision of information known to the Subadviser related to the securities being valued.

(g) The Subadviser shall provide the Manager with any information reasonably requested regarding its management of the Fund's portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Fund with the Commission. The Subadviser shall provide the Manager with certification, documentation or other information reasonably requested or required by the Manager for purposes of the certifications of shareholder reports by the Fund's principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadviser shall promptly inform the Fund and the Manager if any information in the Prospectus is (or will become) inaccurate or incomplete.

(h) The Subadviser shall comply with Board Procedures provided to the Subadviser by the Manager or the Fund. The Subadviser shall notify the Manager as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(i) The Subadviser shall keep the Fund and the Manager informed of developments relating to its duties as subadviser of which the Subadviser has knowledge that would materially affect the Fund. In this regard, the Subadviser shall provide the Fund, the Manager, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Manager may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser shall provide the Manager and the Board with reports regarding the Subadviser's management of the Fund's portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Manager. The Subadviser shall certify quarterly to the Fund and the Manager that it and its "Advisory Persons" (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser's Code of Ethics and compliance program, respectively, to the Fund and the Manager. Upon written request of the Fund or the Manager with respect to violations of the Code of Ethics directly affecting the Fund, the Subadviser shall permit representatives of the Fund or the Manager to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).

3. The assets of the Fund shall be maintained in the custody of a custodian as designated within an agreement between the Fund and the custodian (the Custodian). Subadviser shall have no liability for the

A-4

acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of Subadviser properly authorized to give such instruction.

4. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund's average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule
A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager's receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Manager. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager. In all cases such fee to the Subadviser shall be paid for each calendar month on or about the 20th day of the following month.

5. (a) The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Fund may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Manager's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Manager, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

(b) The Manager acknowledges and agrees that Subadviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of Subadviser, whether public or private.

6. Subject to the right of each, the Manager and Subadviser, to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of each the Manager and Subadviser in respect thereof. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with the Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

7. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time,all without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it shall promptly notify the Fund and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record. Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically upon notice to the Subadviser of the execution of a new Agreement with a successor Subadviser.

A-5

8. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager: Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the
Fund: Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the
Subadviser: 600 Travis, Suite 6300, Houston, TX 77002-3071,
Attention: President.

9. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

10. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all Prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use such material if the Subadviser reasonably objects in writing after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment, confirmed email or hand delivery.

11. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

12. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

13. This Agreement shall be governed by the laws of the State of New York.

14. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC
BY:  /S/  ROBERT F. GUNIA
Name:  Robert F. Gunia
Title:  Executive Vice President

VAUGHAN NELSON INVESTMENT MANAGEMENT, L.P.
BY:  /S/  LEE A. LAHOURCADE
Name:  Lee A. Lahourcade
Title:  President and CEO
Vaughan Nelson Investment Management, Inc., its general partner

A-6

Schedule A

STRATEGIC PARTNERS ASSET ALLOCATION FUNDS

As compensation for services provided by Vaughan Nelson
Investment Management, L.P. with respect to the small/mid-capitalization value equity sleeves of the funds indicated below, Prudential Investments LLC will pay Vaughan Nelson
Investment Management, L.P. a fee equal, on an annualized basis, to the following:


FUND NAMES                          ADVISORY FEE

Strategic Partners                 0.40% up to $250
Conservative Allocation Fund       million in combined
Strategic Partners Moderate        average daily net assets;
Allocation Fund                    0.35% on combined
Strategic Partners Growth          average daily net
Allocation Fund                    assets over $250 million.


Dated as of July 6, 2005.


A-7

EXHIBIT B

MANAGEMENT OF THE TRUST

The Manager

Prudential Investments LLC (PI), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the Trust's Manager under a management agreement (the Management Agreement) dated as of November 12, 1998, and renewed thereafter as required by the Investment Company Act.

The Management Agreement was last approved by the Trustees of the Trust, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act) on July 23, 2005.

Terms of the Management Agreement

Pursuant to the Management Agreement for the Trust, PI is subject to the supervision of the Trustees and, in conformity with the stated policies of the Funds, manages both the investment operations of the Funds, and the composition of the Funds' investment portfolio, including the purchase, retention and disposition of portfolio securities. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Funds. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

The Manager reviews the performance of all subadvisers engaged for the Funds, and makes recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, the Manager is obligated to keep certain books and records of the Funds. The Manager also administers the Funds' business affairs and, in connection therewith, furnishes the Funds with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by The Bank of New York (the Fund's custodian), and Prudential Mutual Fund Services LLC (PMFS), the Funds' transfer and dividend disbursing agent. The management services of the Manager for the Funds are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.

The Manager has authorized any of its Trustees, officers and employees who have been elected as Trustees or officers of the Trust to serve in the capacities in which they have been elected. All services furnished by the Manager under the Management Agreement may be furnished by any such Trustees, officers or employees of the Manager.

In connection with its management of the business affairs of the Funds, the Manager bears the following expenses:

(a) the salaries and expenses of all of its and the Funds' personnel, except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Funds' subadvisers;

(b) all expenses incurred by the Manager or by the Funds in connection with managing the ordinary course of the Funds' business, other than those assumed by the Funds, as described below; and

(c) the fees payable to each subadviser pursuant to the subadvisory agreement between the Manager and each subadviser.

For its services, the Manager is compensated by the Funds at the rate of 0.75% of each Fund's average daily net assets up to $500 million, 0.70% of average daily net assets above $500 million up to $1 billion, and 0.65% of average daily net assets in excess of $1 billion.

Under the terms of the Management Agreement, the Trust is responsible for the payment of the following expenses: (a) the fees payable to the Manager, (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's subadvisers, (c) the fees and certain expenses of the Trust's custodian

B-1

and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with their obligation of maintaining required records of the Trust and of pricing Trust shares, (d) the charges and expenses of the Trust's legal counsel and independent accountants, (e) brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions, (f) all taxes and corporate fees payable by the Trust to governmental agencies, (g) the fees of any trade associations of which the Trust may be a member, (h) the cost of share certificates representing shares of the Trust, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and qualifying the Trust's shares under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholder and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, and
(l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.

The Management Agreement provides that the Manager will not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees of the Trust, by vote of a majority of the Fund's outstanding voting securities (as defined in the Investment Company Act) or by PI, upon not more than 60 days' nor less than 30 days' written notice to the Funds.

Information About PI

PI is a wholly-owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential's address is Prudential Plaza, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company.

PI acts as manager or co-manager for the following investment companies, in addition to the Trust:

American Skandia Trust, Cash Accumulation Trust, Dryden Ultra Short Bond Fund, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity Fund), Dryden California Municipal Fund, Jennison Equity Fund, Inc.; Prudential's Gibraltar Fund, Inc.; Dryden Global Total Return Fund, Inc.; Dryden Government Income Fund, Inc., Dryden Government Securities Trust, Dryden High Yield Fund, Inc., Dryden Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., MoneyMart Assets, Inc., Dryden Municipal Bond Fund, Dryden Municipal Series Fund, Jennison Natural Resources Fund, Inc., Strategic Partners Real Estate Fund, Jennison Sector Funds, Inc., Dryden Short-Term Bond Fund, Inc., Jennison Small Company Fund, Inc., Prudential Tax-Free Money Fund, Inc., Dryden Tax-Managed Funds, Dryden Tax-Managed Small Cap Fund, Inc., Dryden Total Return Bond Fund, Inc., Jennison 20/20 Focus Fund, Jennison U.S. Emerging Growth Fund, Inc., Jennison Value Fund, Prudential World Fund, Inc., Strategic Partners Asset Allocation Funds, Strategic Partners Mutual Funds, Inc., Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, The Prudential Investment Portfolios, Inc., The Prudential Variable Contract Account-2, The Prudential Variable Contract Account-10, and The Prudential Variable Contract Account-11.

B-2

PI's Officers

The business and other connections of PI's principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey
07102-4077.


NAME
Robert F. Gunia
POSITION WITH PI
Executive Vice President and Chief Administrative Officer
PRINCIPAL OCCUPATIONS
President (since April 1999) of Prudential Investment Management Services LLC (PIMS); Director, Executive Vice President and Chief Administrative Officer (since May 2003) of American Skandia Investment Services, Inc, American Skandia Advisory Services, Inc., and American Skandia Fund Services, Inc.; Executive Vice President (since March 1999) of Prudential Mutual Fund Services LLC; formerly Senior Vice President (March 1987-May 1999) of Prudential Securities Incorporated (Prudential Securities); Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.

NAME
Kathryn Quirk
POSITION WITH PI
Executive Vice President, Chief Legal Officer and Secretary
PRINCIPAL OCCUPATIONS
Vice President and Corporate Counsel (since September 2004) of Prudential; Senior Vice President and Assistant Secretary (since November 2004) of Prudential Investments LLC; previously General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.


NAME
Kevin B. Osborn
POSITION WITH PI
Executive Vice President
PRINCIPAL OCCUPATIONS
Executive Vice President and Trustee of American Skandia
Investment Services, Inc. and Executive Vice President and
Trustee of American Skandia Advisory Services, Inc.


NAME
Stephen Pelletier
POSITION WITH PI
Executive Vice President
PRINCIPAL OCCUPATIONS
Executive Vice President, PI.


NAME
Judy A. Rice
POSITION WITH PI
Officer-in-Charge, President, Chief Executive Officer and
Chief Operating Officer
PRINCIPAL OCCUPATIONS
Officer-in-Charge, Trustee, President, Chief Executive
Officer and Chief Operating Officer of American Skandia
Investment Services, Inc.; Officer-in-Charge, Trustee,
President and Chief Executive Officer of American Skandia
Fund Services, Inc.; Officer-in-Charge, Trustee, President,
Chief Executive Officer and Chief Operating Officer of
American Skandia Advisory Services, Inc.


NAME
David R. Odenath, Jr.
POSITION WITH PI
Executive Vice President
PRINCIPAL OCCUPATIONS
President of Prudential Annuities (since August 2002); Executive Vice President (since May 2003) of American Skandia Investment Services, Inc; Chief Executive Officer and Director (since May 2003) of American Skandia Life Assurance Corporation, American Skandia Information Services and Technology Corporation and Skandia U.S. Inc.; President, Chief Executive Officer and Director (since May 2003) of American Skandia Marketing, Inc.; Formerly President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (1999-2003) of PI; Senior Vice President (since
June 1999) of Prudential; formerly Senior Vice President (August 1993-May 1999) of PaineWebber Group, Inc.


B-3


NAME
Deborah A. Docs
POSITION WITH PI
Vice President and Assistant Secretary
PRINCIPAL OCCUPATIONS
Vice President and Corporate Counsel (since January 2001) of
Prudential; Vice President and Assistant Secretary (since
May 2003) of American Skandia Investment Services, Inc.


NAME
Jonathan D. Shain
POSITION WITH PI
Vice President and Assistant Secretary
PRINCIPAL OCCUPATIONS
Vice President and Corporate Counsel (since August 1998) of
Prudential; Vice President and Assistant Secretary (since
May 2003) of American Skandia Investment Services, Inc. and
American Skandia Fund Services, Inc.



The Distributor and Transfer Agent

Prudential Investment Management Service LLC (PIMS or the
Distributor), Gateway Center Three, 100 Mulberry Street, Newark,
New Jersey 07102, acts as the distributor of the shares of the Funds under a distribution agreement with the Trust. The
Distributor is a subsidiary of Prudential.

The Trust's transfer agent for the fiscal year ending July 31, 2005 was Prudential Mutual Fund Services LLC (PMFS), 100 Mulberry Street, Newark, NJ 07102. PMFS received $188,377, $440,224 and $366,553, respectively for its services in connection with Conservative Allocation Fund, Moderate Allocation Fund and Growth Allocation Fund during the fiscal year ended July 31, 2005.

Brokerage

During the fiscal year ended July 31, 2005, Conservative
Allocation Fund, Moderate Allocation Fund and Growth Allocation
Fund paid $3,276, $7,476 and $5,918 in commissions to affiliated broker dealers.

The total brokerage commissions paid by the Funds to all brokers for the fiscal year ending July 31, 2005 was $195,240, $513,957 and $431,651. The percentage of total brokerage commissions paid to affiliated brokers for the fiscal year ending July 31, 2005 was 0.03%, 1.45% and 1.37% and the percentage of the aggregate dollar amount of portfolio transactions involving the payment of commissions to affiliated brokers was 0.14%, 0.57% and 0.91%.

B-4

EXHIBIT C

OFFICER INFORMATION


NAME (DATE OF BIRTH)
Judy A. Rice (1/26/48)
OFFICE(S) WITH THE TRUST
President
PRINCIPAL OCCUPATIONS
President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since 2003) of PI; Director, Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer (since May 2003) of American Skandia Advisory Services, Inc. and American Skandia Investment Services, Inc.; Director, Officer-in-Charge, President, Chief Executive Officer (since May 2003) of American Skandia Fund Services, Inc.; Vice President (since February 1999) of Prudential Investment Management Services LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly various positions to Senior Vice President (1992-1999) of Prudential Securities; and various positions to Managing Director (1975-1992) of Salomon Smith Barney; Member of Board of Governors of the Money Management Institute.

NAME (DATE OF BIRTH)
Robert F. Gunia (12/15/46)
OFFICE(S) WITH THE TRUST
Vice President
PRINCIPAL OCCUPATIONS
Chief Administrative Officer (since June 1999) of PI; Executive Vice President (since January 1996) of PI; President (since April 1999) of PIMS; Director, Executive Vice President and Chief Administrative Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Advisory Services, Inc. and American Skandia Fund Services, Inc.; Executive Vice President (since March 1999) of PMFS; formerly Senior Vice President (March 1987-May 1999) of Prudential Securities.


NAME (DATE OF BIRTH)
Grace C. Torres (6/28/59)
OFFICE(S) WITH THE TRUST
Treasurer and Principal Financial and Accounting Officer
PRINCIPAL OCCUPATIONS
Senior Vice President (since January 2000) of PI; Senior Vice President and Assistant Treasurer (since May 2003) of ASISI and American Skandia Advisory Services, Inc.; formerly First Vice President (December 1996-January 2000) of PI and First Vice President (March 1993-1999) of Prudential Securities.


NAME (DATE OF BIRTH)
Deborah A. Docs (1/19/58)
OFFICE(S) WITH THE TRUST
Secretary
PRINCIPAL OCCUPATIONS
Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President and Assistant Secretary (since December 1996) of PI; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc.


NAME (DATE OF BIRTH)
Jonathan D. Shain (8/9/58)
OFFICE(S) WITH THE TRUST
Assistant Secretary
PRINCIPAL OCCUPATIONS
Vice President and Corporate Counsel (since August 1998) of
Prudential; Vice President and Assistant Secretary (since
May 2003) of American Skandia Investment Services, Inc. and
American Skandia Fund Services, Inc.


C-1


NAME (DATE OF BIRTH)
Kathryn Quirk (12/3/52)
OFFICE(S) WITH THE TRUST
Chief Legal Officer
PRINCIPAL OCCUPATIONS
Vice President and Corporate Counsel (since September 2004) of Prudential; Senior Vice President and Assistant Secretary (since November 2004) of Prudential Investments LLC; previously General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.


NAME (DATE OF BIRTH)
Lee D. Augsburger (6/7/59)
OFFICE(S) WITH THE TRUST
Chief Compliance Officer
PRINCIPAL OCCUPATIONS
Vice President and Chief Compliance Officer (since May 2003) of PI; Vice President and Chief Compliance Officer (since
October 2000) of Prudential Investment Management, Inc.; formerly Vice President and Chief Legal Officer-Annuities (August 1999-October 2000) of Prudential Insurance Company of America; Vice President and Corporate Counsel (November 1997-August 1999) of Prudential Insurance Company of America.


NAME (DATE OF BIRTH)
Maryanne Ryan (10/12/64)
OFFICE(S) WITH THE TRUST
Anti-Money Laundering Compliance Officer
PRINCIPAL OCCUPATIONS
Vice President, Prudential Insurance (since November 1998),
First Vice President Prudential Securities (March 1997-
May 1998); Anti-Money Laundering Officer (since 2003) of ASISI,
American Skandia Advisory Services, Inc. and American Skandia
Marketing, Inc.


C-2


EXHIBIT D

OTHER FUNDS MANAGED BY VAUGHAN NELSON

The following table sets forth information relating to the other registered investment company portfolios for which Vaughan
Nelson acts as an investment adviser or subadviser with investment objectives, policies and strategies that are substantially similar to those of the small/mid cap value equity sleeves of the Funds.

                                     Annual
                                     Management         Approximate
Fund                                 Fee (as a%         Net Assets as
                                     of average         of 12/31/04
                                     net assets)

IXIS Advisor Funds - Vaughan          0.55 %            $ 114 mm
Nelson Small Cap
Value Fund

IXIS International Vaughan            0.75 %            $ 18 mm
Nelson US Small Cap
Value Fund

Discovery Group of Funds -            1.00 %            $ 7 mm
North America All Cap
(Small Cap Sleeve)

RMBI Multi-manager SICAV US           0.75 %            $ 4 mm
Small Cap Equity Fund



MANAGEMENT OF VAUGHAN NELSON

The table below lists the name, address, position with Vaughan
Nelson and principal occupation during the past five years for the principal directors and executive officers of Vaughan Nelson.


NAME AND ADDRESS*             POSITION WITH VAUGHAN NELSON AND
                              PRINCIPAL OCCUPATION

Lee A. Lahourcade             President and Chief Executive Officer and
600 Travis,                   Director
Suite 6300
Houston, Texas 77002

Beverly M.                    Director. Executive Vice-President, IXIS
Bearden                       Asset Management North America, L.P.
399 Boylston
Street
Boston, MA 02116

John T. Hailer                Director. Chief Executive Officer, IXIS
399 Boylston                  Asset Management Advisers, L.P.
Street
Boston, MA 02116



OWNERSHIP OF VAUGHAN NELSON

Vaughan Nelson is a direct subsidiary of Vaughan Nelson Investment Management, Inc., its general partner ("Inc."), and IXIS Asset Management North America, L.P. ("IXIS AMNA"), which owns 100% of Inc. IXIS AMNA is part of IXIS Asset Management Group, an international asset management group based in Paris, France, that is ultimately owned principally, directly or indirectly, by three affiliated French financial services entities: the Caisse des Depots et Consignations ("CDC"), a public sector financial institution created by the French government in 1816; the Caisse Nationale des Caisses d'Epargne, a financial institution owned by CDC and by French regional savings banks known as the Caisse d'Epargne; and CNP Assurances, a French life insurance company. Inc.'s address is 600 Travis, Suite 6300, Houston, Texas 77002. IXIS AMNA's address is 399 Boylston Street, Boston, MA 02116.

D-1

Exhibit E

SHAREHOLDER INFORMATION

As of September 9, 2005 the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of the Funds.

As of September 9, 2005, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the Funds were as follows:


 Conservative Allocation Fund


NAME                     ADDRESS                 CLASS      SHARES/%

Merrill Lynch,          4800 Deer Lake            C     256,407 /6.7%
Pierce, Fenner &        Drive East
For The Sole            Jacksonville FL
Benefit                 32246
Of Its Fund

McDonald                185 Bayshore CT           M      22,538 /12.4%
Investments Inc         Punta Gorda FL
C/FBO Cynthia           33950
Kester IRA

McDonald                800 Superior Ave          M      12,890 /7.1%
Investments Inc FBO     Ste 2100
                        Cleveland OH 44114

Lin(k) and Simple         100 Mulberry             M     12,049 /6.6%
IRA PMFS                 St., #3
Transfer Agent for       Newark NJ 07102
the Fund

Prudential              100 Mulberry St            R     230 /6.6%
Investments LLC         14th Floor
ATTN: Lisa              Newark NJ 07102
O'Donnell

MG Trust Company        700 17th Floor            R     3,256 /92.8%
Trustee                 Suite 300
SEA Star Line, LLC      Denver CO 80202


Prudential Trust        9 Laurel Drive           X     45,971 /29.2%
Company C/F The         Simsbury CT
Rollover IRA Of         06070
Adam W Leighton

Prudential Trust        24 Tanglewood           X     39,424 /25.0%
Company                 Road
C/F The Rollover        Farmington CT
IRA Of                  06032
Sandra R Vanwart

Prudential Trust        5749 Concord           X     13,613 /8.6%
Company                 Drive
C/F The Rollover        North Port FL
IRA Of                  34287
Eugene C Orientale

Prudential Trust        PO Box 856            X     9,773 /6.2%
Company                 Sea Breeze Ave
C/F The 403B Plan       Westhampton NY
Of Joanne F Allan       11977
FBO Joanne F Allan

Prudential Trust         5749 Concord         X     9,820 /6.2%
Company                 Drive
C/F The IRA Of          North Port FL
Angelina Orientale      34287

Bruce R. Legrow TTEE    402 N. Kaufman        X     8,996 /5.7%
Donald H. Simmons       Linden TX 75563
TTEE Glen Garrett
Clinic PA
104K PSP & Trust

E-1

PIMS/Prudential         1135 South           Z     25,226 /6.2%
Retirement              Edgar Street
As Nominee For The      PO Box 15198
TTEE                    York PA 17403
Customer Plan
Wellspan Health

Prudential              100 Mulberry St      Z     167,866 /41.1%
Investment              Newark NJ
FBO Mutual Fund         07102
Clients
ATTN Pruchoice Unit

PIMS/Prudential         1232 Haco           Z     51,452 /12.6%
Retirement              Drive
As Nominee For The      PO Box 13007
TTEE                    Lansing MI
Customer Plan           48912
Lansing Board Of
Water & Light

Charles Schwab CO       101 Montgomery St   Z     109,435 /26.8%
                        San Francisco
                        CA 94104


 MODERATE ALLOCATION FUND


PIMS/Prudential         2525 Glenn W.       A     501,923 /6.0%
Retirement              Hendren Dr.
As Nominee For The      Liberty MO 64068
TTEE
Customer Plan
Liberty Hospital
Retirement

PIMS/Prudential         4470 Cox Road       A     441,608 /5.3%
Retirement              Suite 110
As Nominee For The      Glen Allen VA
TEE                     23060
Customer Plan
Virginia Physicians,
Inc 401 (K)

Merrill Lynch,          4800 Deer Lake      C     992,298 /10.6%
Pierce, Fenner &        Drive East
For The Sole Benefit    Jacksonville FL
Of Its Customer         32246

Prudential              100 Mulberry St.      R     219 /14.6%
Investments LLC         14th Flr.
ATTN: Lisa O'Donnell    Newark NJ 07102

MG Trust Company        700 17th Street      R     1,226 /82.0%
Trustee                 Suite 300
SEA Star Line, LLC      Denver CO 80202

Prudential Trust        784 Pine Island     X     20,685 /10.8%
Company                 Drive
C/F The Rollover IRA    Melbourne FL
Of Gail R Azia          32940

Prudential Trust        10 Terrie Road      X     17,262 /9.0%
Company                 Farmington CT
C/F The IRA Of          06032
Ann Follacchio

Prudential Trust        112 Bluff Point    X     19,456 /10.2%
Company                 Road
C/F The Rollover IRA    S Glastonbury
Of David S Sitner       CT 06073

Prudential Trust        112 Bluff Point    X     9,855 /5.2%
Company                 Road
C/F The Rollover        S Glastonbury
IRA Of                  CT 0603
David F Sitner

Bruce R. Legrow TTEE    402 N. Kaufman     X     11,712 /6.1%
Donald H. Simmons       Linden TX 75563
TTEE
Glen Garrett Clinic
PA 401K PSP & Trust

NFSC FEBO               8923 Three Chopt    Z     40,065 /5.0%
W. Ferrar, M.           Rd Ste 101
Taylor Cottees          Richmond VA 23229
Comm William
Ferrar,
M Tayloe P/ADM

Merrill Lynch,          4800 Deer Lake      Z     159,957 /20.1%
Pierce, Fenner &        Drive East
For The Sole            Jacksonville FL
Benefit Of Its          32246
Customer

PIMS/Prudential         1135 South Edgar    Z     40,602 /5.1%
Retirement              Street
As Nominee For The      PO Box 15198
TTEE                    York PA 17403
Customer Plan
Wellspan Health

Prudential              100 Mulberry St     Z     116,851 /14.7%
Investment              Newark NJ 07102
FBO Mutual Fund
Clients
ATTN Pruchoice Unit

PIMS/Prudential          1232 Haco Drive     Z     62,841 /7.9%
Retirement               PO Box 13007
As Nominee For The       Lansing MI 48912
TTEE
Customer Plan
Lansing Board Of
Water & Light

Charles Schwab CO        101 Montgomery St    Z     336,301 /42.2%
                         San Francisco CA
                         94104



 GROWTH ALLOCATION FUND


Merrill Lynch,           4800 Deer Lake       C     459,540 /7.6%
Pierce, Fenner &         Drive East
For The Sole             Jacksonville FL
Benefit Of Its           32246
Customer

Flora M Burke TTEE &     5362 D Algarrobo     M     13,701 /5.7%
Jonathan H Burke TTEE     Laguna Hills CA
Burke Family Trust        92653

Prudential               100 Mulberry St      R     217 /96.9%
Investment LLC           14th Fl
ATTN: Lisa               Newark NJ 07102
O'Donnell

Prudential Trust         5275 Bullard         X     7,774 /7.5%
Company                  Road
C/F The Rollover         Fenton MI 48430
IRA Of
Robert C Locker

Cardiolgy Spclsts        8479 London CT       X     8,389 /8.1%
Of Dayton In             Springboro OH
Profit Sharing Plan      45066
Stephen P Young TTEE
FBO Patrick J
Lytle Do

Prudential Trust          1160 Jeffery         X     9,341 /9.0%
Company                   Lane
C/F The IRA Of            Saline MI 48176
Richard J Malinczak

Prudential Trust          8926 Vrain St        X     12,870 /12.4%
Company                   Westminster CO
C/F The IRA Of            80031
Juanee J Jensen

Prudential Trust          8080 Lowell Blvd     X     9,313 /9.0%
Company                   Westminister CO
C/F The IRA Of            80031
Peggy L Abeyta

Merrill Lynch,            4800 Deer Lake       Z     60,161 /12.5%
Pierce, Fenner &          Drive East
For The Sole              Jacksonville FL
Benefit Of Its            32246
Customer

PIMS/Prudential           1135 South Edgar     Z     59,311 /12.4%
Retirement                Street
As Nominee For The        PO Box 15198
TTEE                      York PA 17403
Customer Plan
Wellspan Health

Prudential Investment      100 Mulberry St      Z     81,162 /16.9%
FBO Mutual Fund Clients    Newark NJ 07102
Attn Pruchoice Unit

PIMS/Prudential            1232 Haco Drive      Z     46,513 /9.7%
Retirement                 PO Box 13007
As Nominee For The         Lansing MI 48912
TTEE
Customer Plan
Lansing Board Of
Water & Light

Charles Schwab CO          101 Montgomery St    Z     191,964 /40.0%
                           San Francisco CA
                           94104


E-4